As filed with the Securities and Exchange Comission on November 8, 2013
Registration No. 333-187436

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-11
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Global Real Estate Holdings, Inc.

Nevada	6500	36-4752452
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification Number)

125 Wolf Road, Suite 123
Albany, NY 12205
Telephone: 800-373-5910
Fax: 800-741-6801
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________

Silver Shield Services, Inc.
P.O. Box 3540
Silver Springs, NV 89429
Telephone: 775-577-4822

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1) (3) *

Common Stock, $.001 par value	2,000,000 shares	$0.10	$200,000	$27.28

Total	2,000,000 shares	$0.10	$200,000	$27.28

(1) Registration fee has been paid via Fed wire.

(2) This is the initial public offering and no current trading market exists for our stock.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

* Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Under the application of Rule 405 of Regulation C, we are considered to be a shell company as we:

•	Have nominal operations at this time

•	Have nominal assets

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED  _____________________

PRELIMINARY PROSPECTUS

Global Real Estate Holdings, Inc.

2,000,000 Shares of Common Stock
Price per share: $0.10
Total cash proceeds if all shares are sold: $200,000

This is our initial public offering. We are offering up to 2,000,000 shares of our common stock at a price of $0.10 per share. We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our officers and directors.  There is no trading market for our common stock.  We have no present plans to be acquired or to merge with another company nor do we, nor do any of our shareholders, have a plan to enter into a change of control or similar transaction.

The offering is being conducted on a self-underwritten, best effort basis, which means our officers and directors will attempt to sell the shares. Specifically, Dipendra K. Singh, our CEO will be selling the shares, however, Mr. Kurt Benedict and Mr. James Male may also participate in selling the shares and both will rely on the “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii) (please see “Plan of Distribution”). The Registrant is not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. This Prospectus will permit our officers and/or directors to sell the shares directly to the public, with no commission or other remuneration payable to him or her for any shares he or she may sell. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will only be offered at a price of $.10 per share for a period three hundred and sixty five (365) days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, or (ii) three hundred and sixty five (365) days from the date of this prospectus becoming effective.  If the Company decides to extend the offering for an additional 180 days from the effective date of this prospectus we will file a post effective amendment to our Registration Statement. The sales price to the public is fixed at $.10 per share and will only be offered at a price of $.10 per share. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement, however, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds To GREH

Per Share	$0.10	$0	$0.10
Total	200,000	$0	$200,000	(1)

(1)	The net proceeds to the Company do not include the offering expenses which have been borne by the Company.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.  We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.  See “Risk Factors” beginning on page 7.

Global Real Estate Holdings, Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"), and will therefore be subject to reduced public company reporting requirements.

Table of Contents

Prospectus Summary	5
The Offering	6
Financial Summary	7
Risk Factors	7
About this Prospectus	16
Available Information	16
Special Note Regarding Forward Looking Statements	17
Capitalization	17
Use of Proceeds	17
Determination of Offering Price	19
Dilution	20
Suitability Standards	21
Plan of Distribution and Terms of the Offering	21
Legal Proceedings	22
Director, Executive Officers, Promoters and Control Persons	22
Security Ownership of Certain Beneficial Owners and Management	23
Tax Treatment of Registrant and Its Subsidiaries	23
Description of Securities	23
Interest of Named Experts and Counsel	25
Disclosure of Commission’s Position on Indemnification for Securities Act Liabilities	25
Description of Business	25
Reports to Stockholders	30
Financial Statements	31
Management’s Discussion and Analysis of Financial Condition	32
Policy with Respect to Certain Activities	33
Investment Policies of Registrant	34
Facilities	34
Certain Relationship and Related Party Transactions	34
Policies with Respect to Certain Transactions	35
Market for Common Equity and Related Stockholders Matters	35
Dividends	35
Executive Compensation	36
Shares Eligible for Future Sale	37
Indemnification of Directors and Officers	39
Other Expenses of Issuance and Distribution	39
Sales to Special Parties	39
Recent Sales of Unregistered Securities	39
Exhibits Index	40
Signatures	43

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “Global Real Estate Holdings, Inc.,” and “GREH” refer to Global Real Estate Holdings, Inc.

Global Real Estate Holdings, Inc. is a development stage company incorporated in the State of Nevada on May 4, 2012. The only promoters of the Company to date have been our current officers and directors. The promoter is Mr. Dipendra K. Singh, our CEO, however, Mr. Kurt Benedict and Mr. James Male may also participate in selling the shares. We currently have 6,000,000 shares outstanding. Our current shareholders, who are officers and directors, will own 75.00% of all the outstanding shares once all of the shares in this Offering are sold. Our officers and directors currently own 100% of all the outstanding shares.

Since our inception on May 4, 2012 through  June 30, 2013, we have not generated any revenues and have incurred a net loss of $4,485. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with purchasing real property assets , specifically multi-family residential units of 2-4 units,  that are either a.) cash flow positive, meaning properties that have a positive monthly income after all expenses, mortgages, operating expenses, taxes and maintenance reserves are paid or b.) may be purchased for less than Fair Market Value, are in need of repairs, and subsequently may be sold for a profit in less than a year, beginning to operate our company, marketing expense, and covering various filing fees and transfer agent fees. In order to determine if a property is “cash flow positive” the officers will review the total gross rent or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” However, how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a positive cash flow. Management’s statement of positive cash flow relates to meeting internal policy guidelines as set forth in our Investment Policies on page 36.  For example, in income producing properties, the debt service coverage ratio (DSCR) needs to be equal to or greater than 1.25.  In other words, management will pursue a target property when the property generates a minimum cash flow of $1.25 for each $1.00 of secured debt, so as to afford the acquisition, continued maintenance of the property and other expenses associated with each individual property.

This margin will depend on factors such as the location of the property, the fair market value of the property, as well as other factors as determined by the officers. This will be at the discretion of the officers and directors of the Company. There can be no assurance that the actual expenses incurred will not materially exceed our estimates. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement. The Company does not currently own any properties.

The capital raise in this offering would be partially used as allocated under the heading of professional fees paid to identify, obtain and resell properties for fair market value.  Management believes that the values of properties have since dropped based on various market conditions due greatly to economic conditions impacting the location of where the target property may be located.

Management believes today's fair market value in our target markets are less than what is owed on a target property in order to qualify as a subject target acquisition. Please see “Description of Business” Section for more information on valuation.

As of the date of this prospectus we have only three officers and two directors for a total of three officers and directors combined, who we anticipate devoting only a small portion of their time to the company going forward if we are not able to raise a sufficient amount of capital. Mr. Singh, our CEO, President and Chairman of the Board, Mr. Benedict, our CFO, Treasurer and Director and Mr. Male, our Secretary will be in charge of our day to day operations. Mr. Singh, Mr. Benedict and Mr. Male will devote approximately 10-15 hours per week to our operations. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for the acquisition of only one or two properties, and to pay for ongoing operational costs. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Some of our Risk Factors include:

●	We were recently incorporated and have limited operating history.

●	We are highly dependent on our officers and directors.

●	Our officers and directors have no experience running a public company so we will be dependent on counsel and outside consultants to ensure proper filings and meeting deadlines.

●
Subscribers will have limited control in our company. Of our stock being offered, subscribers will own 0.27% of our total authorized shares and only 25% of outstanding shares if all shares under this offering are sold. Our officers and directors will hold the remaining 75% of shares. The officers and directors own 100% of the outstanding shares, currently.

●	We will require additional financing outside of this offering in order for our operations to be successful.

●
There is currently not a public market for our shares. There can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. Investors may be unable to liquidate their investment.

●	Our offering price is arbitrary and does not reflect the book value of our stock.

●	Investment in real estate is speculative and we will be highly dependent on the performance of the real estate market.

●
Subscribers will be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of our officers to select well-performing investment properties.

●	Our officers, as a group, are controlling shareholders, and thus shall make certain decisions without input by the other shareholders.

Global Real Estate Holdings, Inc.’s address and phone number is:
125 Wolf Road, Suite 123, Albany, NY 12205 (800) 373-5910.

The Offering (1)

Common Stock Offered for Sale	Up to a maximum of 2,000,000 shares.

Price to the Public	$0.10 per share in cash.

Use of Proceeds Primarily for	Offering expenses, purchase properties, and enter into Joint Venture Agreements

Number of Shares Outstanding Prior to the Offering	6,000,000

Number of Shares Outstanding After the Offering	6,200,000 if 10% of offering sold. 6,500,000 if 25% of offering sold. 7,000,000 if 50% of offering sold. 7,500,000 if 75% of offering sold. 8,000,000 if 100% of offering sold.

Plan of Distribution
This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by our officers and directors. There is no share minimum investment required from individual investors.

Terms of the Offering
This is a best efforts offering. This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-11, which may be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

Termination of the Offering	The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, or (ii) three hundred and sixty five (365) days from the date of this prospectus becoming effective. If the Company decides to extend the offering for an additional 180 days from the effective date of this prospectus we will file a post effective amendment to our Registration Statement.

(1)	Management may not, and will not purchase any shares in this offering.

Financial Summary

	For the six months ended June 30, 2013	For the year ended December 31, 2012
Statement of Operations
Revenues	$-	$-
Expenses	4,485	-
Net Loss	(4,485)	-

	As of June 30, 2013	As of December 31, 2012
Balance Sheet
Total assets	$1,515	$6,000
Total liabilities	-	-
Shareholders' deficit	1,515	6,000

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a), that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also will not be required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as a emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

RISK FACTORS

Investors in Global Real Estate Holdings, Inc. should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

We are a development stage company organized in May 2012 and have recently commenced operations, which makes an evaluation of us extremely difficult. Thus, we may never become profitable which could lead to a loss of your total investment.

We were incorporated in May 2012 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficit of $(4,485) for the period ended  June 30, 2013, (iii) have been focused on organizational and start-up activities and business plan development There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, ability to locate properties and investment opportunities, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of Global Real Estate Holdings, Inc. to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officers and directors. The loss or unavailability to Global Real Estate Holdings, Inc. of our any of our officers services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of our three officers. It would be difficult to replace any of them at such an early stage of development of Global Real Estate Holdings, Inc. The loss by or unavailability to Global Real Estate Holdings, Inc. of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them  could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our management has  no experience in running a public company which could lead to extra costs to insure proper filings.

Our officers have no experience in running a public company. The Company will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

The majority of our management has no technical training nor experience in real estate.

Mr. Singh and Mr. Male have no prior technical training in real estate and therefore will rely on the background and expertise of Mr. Benedict, our CFO, Treasurer and Director. The loss of Mr. Benedict would have an adverse effect on our business, operations and prospects and could result in the loss of one's investment. Mr. Benedict's experience can be found on page 23 under DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will not be unable to evaluate the economic merit of real estate projects before we invest in them and will be entirely relying on the ability of our officers to select well-performing investment properties. Furthermore, our officers and board members will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our officers and directors, as a group, will have complete control over the company and will therefore make all decisions of which other shareholders will have no control.

Our officers, as a group, are controlling shareholders, and thus shall make certain decisions without input by the other shareholders. Such decisions may pertain to investment objectives, employment decisions, including officers’ compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

We are a company with a limited operating history upon which to evaluate our likely performance.

We do not currently own properties or other investments, we have not obtained any financing and we do not currently conduct any operations. Therefore, we have a limited operating history upon which to evaluate our likely performance. We may not be able to implement our business plan successfully.

Even though we intend to only purchase those properties that fit our investment profile, there is a possibility that our purchases may not provide the results predicted.

One type of property we intend on investing in will be “cash flow positive.” This means properties that have a positive monthly income after all expenses, mortgages, operating expenses, taxes and maintenance reserves are paid. Even though we intend to purchase these types of properties, unforeseen circumstances may cause such properties to become cash flow negative whereby the income from the property does not cover all of its expenses. Some conditions may be neighborhood changes/conditions, economic conditions, property conditions, and unforeseen expenses.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares will be substantially higher than the net tangible book value of the Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10. See “Dilution” on page 20.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, to fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to purchase limited real estate assets. Proceeds will also assist us in further developing our initial business operations; however will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for property acquisition related costs and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

Our offering price is arbitrary and bears no relationship to our assets, earning, or book value.

There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

We are a shell company under Rule 405 of Regulation C as we have nominal assets and nominal operations.

We only have cash as assets as of the date of this registration statement and have not yet deployed resources to make our website fully functional. Thus our operations may be considered “nominal.” Because of this, Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a “shell company”, unless the following requirements are satisfied: (1) we have ceased to be defined as a shell company under Rule 144; (2) we have filed current Form 10 information with the SEC reflecting our status as an entity that is no longer considered a shell; (3) we are subject to reporting requirements of the Exchange Act; and (4) as applicable, we have filed all reports and other materials required to be filed by the Exchange act other than 8-K reports.

We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

By taking the 102(b)(1) extended transition period, we are allowed to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

As a result of our placing your invested funds into a segregated account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a segregated account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

Our cash flows from real estate investments may become insufficient to pay our operating expenses and to cover the dividends we have paid and/or declared.

We cannot assure you that we will be able to maintain sufficient cash flows to fund operating expenses and dividend at any particular level, if at all.

As we continue to raise proceeds from this offering, the sufficiency of cash flow to fund future dividend payments with respect to an increased number of outstanding shares will depend on the pace at which we are able to identify and close on suitable cash-generating real property investments. Because the accrual of offering proceeds may outpace the investment of these funds in real property acquisitions, cash generated from such investments may become insufficient to fund operating expenses and continued dividend payments at historical levels.

Failure to generate revenue may reduce distributions to stockholders.

The cash flow from equity investments in commercial and residential properties depends on the amount of revenue generated and expenses incurred in operating the properties. If properties we eventually acquire do not generate revenue sufficient to meet operating expenses, debt service, and capital expenditures, our income and ability to make distributions to you will be adversely affected. We currently do not have any properties.

Upon purchasing properties, economic conditions may adversely affect our income.

We currently own no properties. However, in the event we do purchase properties, our residential property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our potential properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our potential properties will be located and in the market for residential and commercial space generally. Therefore, to the extent that there are adverse economic conditions in those regions and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Real estate investments are illiquid which may make it difficult to sell properties at a profitable price and in a reasonable time.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

When we do acquire properties, those properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease potential properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The residential real estate markets are currently experiencing some influx of capital from investors. This flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

We may depend on residential tenants for our revenue and therefore our revenue may depend on the success and economic viability of our residential tenants.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms.

In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting such potential property. A default a substantial number of residential tenants at any one time on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Particularly on those properties we intend on "flipping". Flipping properties is defined as properties bought and resold in less than one year. Our “flip” properties’ profits will be highly dependent on not just an increase between purchase price and sale price but also on our ability to sell the property quickly. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied there from.

When we do acquire properties, such properties may not be diversified.

Because this offering will be made on a best efforts basis, our potential profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. Even if we sell 2,000,000 shares of Common Stock for $200,000, our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our current strategy is to acquire interests primarily in small, residential apartment buildings (2-4 units).  As a result, we are subject to the risks inherent in investing in these types of properties. A downturn in the residential industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments.  Due to small size of these investments we may also not be able to collect income if any/all of the properties are vacant and are in need of repair.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, real estate investment trusts and U.S. institutional and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, potential properties may be located in close proximity to other properties that will compete against potential properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over potential properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation work and will be subject to risks in connection with a contractor’s ability to control rehabilitation costs, the timing of completion of rehabilitation, and a contractor’s ability to build in conformity with plans and specification.

Real Estate Financing Risks

General Financing Risks

We plan to incur mortgage indebtedness and other borrowings, which may increase our business risks.

We intend to acquire properties subject to existing financing or by borrowing new funds. In addition, we intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. It should be noted; we currently do not own any properties or have any mortgage indebtedness.

We intend to incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, requiring us to use cash from other sources to make the mortgage payments on the property, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of potential properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may, in some circumstances, give a guaranty on behalf of an entity that owns properties.

In these cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. Any mortgage debt which we place on properties may contain clauses providing for prepayment penalties. If a lender invokes these penalties upon the sale of a property or the prepayment of a mortgage on a property, the cost to us to sell the property could increase substantially, and may even be prohibitive. This could lead to a reduction in our income, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money. Moreover, if we enter into financing arrangements involving balloon payment obligations, such financing arrangements will involve greater risks than financing arrangements whose principal amount is amortized over the term of the loan. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

The current debt market volatility may affect the availability and amount of financing for our acquisitions.

The residential real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold Collateralized Mortgage Backed Securities in the market. This is resulting in lenders increasing the cost for debt financing. As our anticipated debt is fixed rate debt, we do not believe that our current portfolio is materially impacted by the current debt market environment. However, should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of any properties we acquire in the future.

If we have insufficient reserves, we will have to obtain financing from other sources.

We have established working capital reserves that we believe are adequate to cover our cash needs for the next several months, but not beyond this. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing to fund our cash requirements. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce the number of properties we can acquire and the amount of distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from borrowing more money.

Additional borrowing for working capital purposes will increase our interest expense, and therefore our financial condition and our ability to pay distributions may be adversely affected.

We may not have funding or capital resources for future improvements.

We currently do not have any residential properties. In the event we acquire a residential property, when a residential tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend funds for leasing costs, tenant improvements and tenant refurbishments to the vacated space. We will incur certain fixed operating costs during the time the space is vacant as well as related costs to re-lease the vacated space. We may also have similar future capital needs in order to renovate or refurbish any of our potential properties for other reasons.

Also, in the event we need to secure funding sources in the future but are unable to secure such sources or are unable to secure funding on terms we feel are acceptable, we may be required to defer capital improvements or refurbishment to a property. This may cause such property to suffer from a greater risk of obsolescence or a decline in value and/or produce decreased cash flow as the result of our inability to attract tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. Or, we may be required to secure funding on unfavorable terms.

Lenders may require us to enter into restrictive covenants relating to our operations.

We currently do not own any properties that this risk factor would apply, however, in connection with obtaining financing, a bank or other lender could impose restrictions on us affecting our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain negative covenants limiting our ability to, among other things, or further mortgage our potential properties. In addition, prepayment penalties imposed by banks or other lenders could affect our ability to sell properties when we want.

Financing Risks on the Property Level

Some of our mortgage loans may have “due on sale” provisions.

In purchasing properties subject to Financing, we may obtain financing with ‘due-on-sale’ and/or ‘due-on-encumbrance’ clauses. Due-on-sale clauses in mortgages allow a mortgage lender to demand full repayment of the mortgage loan if the borrower sells the mortgaged property. Similarly, due-on-encumbrance clauses allow a mortgage lender to demand full repayment if the borrower uses the real estate securing the mortgage loan as security for another loan. These clauses may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, we may be required to sell our properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not our intent to provide seller financing, although it may be necessary or advisable for us to do so in order to facilitate the sale of a property. It is unknown whether the holders of mortgages encumbering our properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

Lenders may be able to recover against our other properties under our mortgage loans.

We will seek secured loans (which are nonrecourse) to acquire properties. However, only recourse financing may be available, in which event, in addition to the property securing the loan, the lender may look to our other assets for satisfaction of the debt. Thus, should we be unable to repay a recourse loan with the proceeds from the sale or other disposition of the property securing the loan, the lender could look to one or more of our other properties for repayment. Also, in order to facilitate the sale of a property, we may allow the buyer to purchase the property subject to an existing loan whereby we remain responsible for the debt.

Our mortgage loans may charge variable interest which may make potential properties cash flow negatively.

Some of our mortgage loans will be subject to fluctuating interest rates based on certain index rates, such as the prime rate. Future increases in the index rates would result in increases in debt service on variable rate loans and thus reduce funds available for acquisitions of properties and dividends to the stockholders.

Insurance Risks

We may suffer losses that are not covered by insurance.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for potential  properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Some of our commercial tenants may be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.

We cannot assure you that we will have adequate coverage for such losses. If such an event occurred to, or caused the destruction of, one or more potential properties, we could lose both our invested capital and anticipated profits from such property. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.

In addition, many insurance carriers are excluding asbestos-related claims from standard policies, pricing asbestos endorsements at prohibitively high rates or adding significant restrictions to this coverage. Because of our inability to obtain specialized coverage at rates that correspond to the perceived level of risk, we may not obtain insurance for acts of terrorism or asbestos-related claims. We will continue to evaluate the availability and cost of additional insurance coverage from the insurance market. If we decide in the future to purchase insurance for terrorism or asbestos, the cost could have a negative impact on our results of operations. If an uninsured loss or a loss in excess of insured limits occurs on a property, we could lose our capital invested in the property, as well as the anticipated future revenues from the property and, in the case of debt that is recourse to us, would remain obligated for any mortgage debt or other financial obligations related to the property. Any loss of this nature would adversely affect us.

Although we intend to adequately insure potential  properties, we cannot assure that we will successfully do so. We currently do not own any properties.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

Upon the effectiveness of this S-11, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2013, including a Form 10-K for the year ended December 31, 2013, assuming this registration statement is declared effective before that date. At or prior to December 31, 2013, we intend to voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on December 31, 2013. If we do not file a registration statement on Form 8-A at or prior to December 31, 2013, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Global Real Estate Holdings, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-11 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization on  June 30, 2013:

June 30, 2013
LIABILITIES
Current Liabilities
Accrued expenses	$-
Interest Payable	-
Total Liabilities	-

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value, 75,000,000 shares authorized, 6,000,000 shares issued and outstanding	6,000
Additional paid in capital	-
Deficit accumulated during the development stage	(4,485)
Total Stockholders’ Equity	1,515

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,515

 USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $192,175.

We intend to utilize the estimated net proceeds following the offering for the following purposes:

	10%	25%	50%	75%	100%
Total Proceeds	$20,000	$50,000	$100,000	$150,000	$200,000
Less: Offering Expenses (1)
Accounting	$2,500	$2,500	$2,500	$2,500	$2,500
Legal	$5,000	$5,000	$5,000	$5,000	$5,000
Copying	$300	$300	$300	$300	$300
SEC & State Filing Fees	25	25	25	25	25
Net Proceeds from Offering	$12,175	$42,175	$92,175	$142,175	$192,175
Use of Net Proceeds
Down payment on Properties(2)	$8,000	$25,000	$75,000	$75,000	$175,000
Transfer Agent Fees	$1,200	$1,200	$1,200	$1,200	$1,200
Accounting	$2,500	$2,500	$2,500	$2,500	$2,500
Working Capital (3)	$475	$13,475	$13,475	$13,475	$13,475
Total Use of Net Proceeds (4)	$11,700	$28,700	$78,700	$128,700	$178,700

(1)
The Officers of the Company have provided the capital to cover the offering expenses herein in exchange for shares. They have committed to providing additional cash if needed to cover offering expenses in the exchange for promissory notes.  Details of the offering proceeds are herein provided to let a potential investor know the costs of this offering.

(2)
We currently have not identified any specific properties. However, we anticipate that we will purchase properties that will a.) cash flow positive to satisfy any debt service and b.) small, multi-family units ranging from 2 to 4 units. With these parameters set, we believe we will not be able to finance a property with more than 75% financing based on current lending policies. We expect debt service to not exceed 8% per annum based on Chase Bank (Chase) and Bank of America (BOA) current rates. We have not identified any properties, but as we increase our available funds, we expect to purchase properties in greater quantity and size. We expect that if we raise the maximum amount, we will be able to invest into up to three (3) properties, while if we raise only $20,000 we will only be able to purchase one (1) property. This is the assumption that each property will be valued at $150,000 or less in the case of raising the maximum proceeds. We are basing the assumed property values on a broad, preliminary internet search in our target areas for purposes of estimating our use of proceeds. In order to purchase one property with only $8,000 in available cash; that property will have to be priced at $32,000 or less or we will need to look to alternative financing that will allow us to leverage more than 75% of the value of the property. We may elect to purchase just one property depending on the availability of a positively cash flowing property. Property acquisitions will all depend on availability of properties that fit our investment criteria and that our available cash allows us to purchase. If less than the maximum is raised, we will most likely purchase one (1) small , multi-family properties (2 to 4 units) in need of rehab.

We look to acquire the following types of properties, although no specific properties have been identified.  We look to provide added value in the transactions by identifying underperforming properties by replacing poor management, increase cash flow by reducing vacancies, increase marketing, cutting expenses, and increasing other related income streams (i.e. for apartment complexes- laundry services and storage/garage space,) Properties may also have additional expansion possibilities for increasing revenue.

•	Debt service ratio of 1.250 (Debt Service Ratio = total of all debt on the property in relation to its total income. i.e. for every $1.00 of debt, we will require $1.250 of income to cover that debt.)

•	Cap Rate Net operating income (NOI) divided by the RV – Relationship between the NOI an d the purchase price that enables common investor to compare properties side by side

a.
Multi-family properties including stable assets (those that cash flow, but have little upside on equity) and “value-added” assets, where the current asset has little cash flow, but has the potential for great value increases and increased cash flow so long as we add value through rehab or re-managing.

b.	We will look for properties with a capitalization rate of no less than 8% and a debt service ratio exceeding 1.250.

c.	We believe it will take us no longer than 6 months to invest offering proceeds into a portfolio of properties and real estate related assets.

(3)
We believe the more money we raise and must manage, we will have a greater need for more working capital to cover day to day costs of operations. If we raise 10% of the securities herein offered or less, we will simply invest in an affordable, smaller property that is most likely a smaller multi-family property. In other words, properties which we may purchase, add value to, and resell within one year or in time frame that market conditions dictate.

(4)
With the initial raise, our focus will be on making a single purchase of a small multi-family property ranging from 2 to 4 units, which will bring in cash flow to the company. As we raise further funds, we anticipate our investment breakdown by property type to be based on the then current market conditions and opportunities available to us. Currently, our plan is to invest 100% into small multi-family units ranging from 2 to 4 units. This may change at any given time based upon current market trends and opportunities with a majority vote of the BOD.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

We had a net tangible book value at June 30, 2013 of approximately $0.00025 per share of our common stock. If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price per share of our common stock, and the pro forma net tangible book value per share of our common stock immediately after the offering.

The founder’s acquired shares at a cost of $0.001 per share, whereas outside investors will pay a price of $0.10 per share. Further, the net tangible book value per share after the offering but prior to any new offerings is expected to be approximately $0.025 per share. Therefore, outside investors participating in this offering will incur immediate substantial dilution of their investment insofar as it refers to the resulting per share net tangible book value of the Company's Common Stock after completion of this Offering. The following table illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in the Primary Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	0.10	0.10	0.10	0.10
Net tangible book value per share before offering	0.00025	0.00025	0.00025	0.00025
Increase per share attributable to investors	0.2475	0.1975	0.1375	0.00725
Pro forma net tangible book value per share after offering	0.025	0.02	0.014	0.0075
Dilution per share to investors	0.125	0.12	0.114	0.1075

  SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. Despite this, we do not have any suitability standards except that an investor should be able to afford to lose their investment if our business plan fails.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 2,000,000 shares of common stock, at $0.10 per share, on a “best efforts,” basis in a “direct public offering” through our officers and directors. Funds will be made immediately available to the Company for use after sale of the securities for the purposes of acquiring property. This offering terminates in 365 days after commencement of this offering , unless extended by our board of directors for an additional 180 days.  There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Global Real Estate Holdings, Inc. Inc. No commissions will be paid for the sale of the 2,000,000 shares offered by Global Real Estate Holdings, Inc..

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. Funds will be made immediately available to the Company upon receipt. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The offering price of the stock is arbitrary. There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company based primarily on its projected operating results has determined the offering price. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

We will sell the shares on a “direct public offering,” basis through our officers and directors, who may be considered an underwriters as that term is defined in Section 2(a)(11). Our officers or directors will not receive any commission in connection with the sale of shares, although we may reimburse them for expenses incurred in connection with the offer and sale of the shares.

Our officers will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), they must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;
•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	he must not be an associated person of a broker-dealer;
•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Global Real Estate Holdings, Inc. otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Our officers and directors will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Neither our officer or directors, nor any affiliates will be purchasing shares in the offering.

The officers and directors first intend on extending an offer to purchase the securities herein to friends, family, and business associates. Once exhausting any of those relationships, the officers and directors may elect to solicit outside investors by holding informational meetings that are open to the public and presenting the Company’s Prospectus. We intend to sell our shares in the United States.  Prior to selling our shares in the USA jurisdictions, we will file applications for the sale thereof with the respective securities administrations of that jurisdiction. We have not filed any applications for registration with any states where required and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our office. Your subscription shall not become effective until accepted by us and approved by us. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Global Real Estate Holdings, Inc. to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to Global Real Estate Holdings, Inc. where the subscription and a copy of the check is faxed to the Company for review;
•	each subscription is reviewed by Global Real Estate Holdings, Inc. to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved, the subscription is accepted by the Company and the funds deposited into an account labeled: Global Real Estate Holdings, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, we have three officers and four directors. Information as to the director and executive officer is as follows:

Name	Age	Title
Dipendra K. Singh	37	CEO, President and Chairman of the Board
Kurt D. Benedict	34	CFO, Treasurer and Director
James M. Male	27	Secretary

Dipendra K. Singh, 37, is the CEO, President and Chairman of the Board of the Company. He is an entrepreneur by nature, having set up and run 2 successful privately held businesses. From 2008 to present Mr. Singh has been the President and sole owner of I-Net Business Solutions, Inc., a privately held business specializing in business to business computer software support. Mr. Singh has served our as CEO, President and Chairman of the Board since its inception in May, 2012.

Mr. Singh's business experience and entrepreneurial background make him well suited to serve as an officer and director to Global Real Estate Holdings, Inc.

Kurt D. Benedict, 34, is the CFO, Treasurer and Director of the Company. Mr. Benedict holds a BA in Economics from the University of Maryland, Baltimore County. Mr. Benedict currently works as the Director of Operations for Discount EDGAR, an SEC Filing Agent and has been employed there since its inception in 2009. From 2007 through 2009 Mr. Benedict worked for Pioneer Consulting Group, Inc., an SEC filing agent as an account representative. From 2004 through 2006, Mr. Benedict was a Project Manager for a residential/commercial general contractor, Hart Construction, Inc. Mr. Benedict was responsible for the oversight of many projects such as bathroom and kitchen remodels, interior remodels of commercial properties such a restaurants and professional offices. Mr. Benedict oversaw all scheduling, subcontractors, providing estimates for client for projects, Mr. Benedict held a California Real Estate license from 2002 through 2006.. During this time, Mr. Benedict was a Salesperson for Peninsula Real Estate Investment Brokerage from 2002 through 2004 and his duties included identifying properties suitable for client purchase ranging from 2-20 unit multi-family properties as well as commerical properties such a retail and office centers. From 2001 through 2002, Mr. Benedict worked as a Leasing Agent at a 360 unit, Section 8, apartment building in Phoenix, Arizona where he was responsible for meeting with prospective tenants, showing vacant units and filling current vacancies with qualified tenants. He was also responsible for daily management of the facilities such as setting up work orders for maintenance, collecting rent and assisting in move-out unit inspections. Mr. Benedict has served as our CFO, Treasurer and Director since our inception in May, 2012.

Given Mr. Benedict's background in multi-family real estate, construction and leasing, the Company believes that Mr. Benedict's diverse experience and expertise make him well suited to serve as an officer and director to Global Real Estate Holdings, Inc.

James M. Male, 27, is the Secretary of the Company. Mr. Male holds a BS in Business Administration from the College of Saint Rose. Mr. Male currently works as an Account Manager for Discount EDGAR, an SEC Filing Agent. Mr. Male has served as our Secretary since June 1, 2012.

Mr. Singh, our CEO, President, and Chairman of the Board, Mr. Benedict, our CFO, Treasurer and a Director, and Mr. Male, our Secretary, are considered “promoters” of the Company for purposes of Item 404(c) of Regulation S-K, as they collectively have control of the Company and may act together for the purpose of voting or disposing of their stock of the Company. The Company has no plan to acquire any assets from Mssrs. Singh, Benedict, and Male, they have not received anything of value from us other than their shares of the Company (described more fully on page 24 herein), and they have agreed to provide services to us without compensation until such time as we are either appropriately funded and/or we have earnings from our revenue. They may, in the future, establish compensation for themselves.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 2,000,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Dipendra Singh, CEO/President/Director	3,000,000	50.00%	37.50%
Kurt D. Benedict, CFO, Treasurer/Director	2,000,000	33.33%	25.00%
James M. Male, Secretary	1,000,000	16.67%	12.50%
All Directors, Officers and Principal Stockholders as a Group	6,000,000	100.00%	75.00%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

TAX TREATMENT OF REGISTRANT AND ITS SUBSIDIARIES

We are a real estate company with no current real estate assets.  We will not be operating as a Real Estate Investment Trust (“REIT”), therefore, we will initially operate a C corporation.

For federal income tax purposes, a C corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and distributes profits to shareholders.

The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share. 6,000,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 2,000,000 shares offered herein, we will have outstanding 8,000,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Global Real Estate Holdings, Inc., the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation currently does not authorize the issuance of any preferred stock but may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our directors may later determine to authorize options and warrants for our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. Jillian Ivey Sidoti will be issued 25,000 shares at value of $0.10 in exchange for services related to the S-11. We expect to issue these shares in January 2014. The issuance of shares is not contingent on any services, including the legal opinion, not yet provided.

The audited financial statements of as of December 31, 2012 and the unaudited financial statements as of June 30, 2013 are included in this prospectus and have been audited by Anton & Chia, LLP, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Global Real Estate Holdings, Inc. will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

OVERVIEW

Global Real Estate Holdings, Inc. intends to invest in only smaller, multi-family residential properties ranging from 2 to 4 units in size. The Company will purchase, manage, and dispose of revenue producing real estate assets.

We have not commenced any significant operations to carry out our business plan. To do date, we have not purchased any properties , nor do we have any properties under contract for purchase. Thus far, we have only performed those tasks related to our organization and development of our business plan. Upon receiving funding, we plan to carry out our business plan, as described below, of purchasing, managing, and disposing real estate assets for a profit.

Investment Policies

We are looking to purchase various types of properties that fit the following criteria:

Stable/Performing Assets:

Assets that may be purchased as current cash flowing properties that have a low vacancy rate (defined as less than 25% vacancy) will be purchased at a capitalization rate at least 8% and that may have a debt service coverage ratio that exceeds 1.250. This means that we will only seek out properties that we believe will have enough net operating income that it will cover the debt service by 125%. The Company will seek out properties which it considers "stable" as follows:

•	2 unit property - no vacancy
•	3 unit property - no vacancy
•	4 unit property - 1 vacant unit

It is expected by the Management that these properties will be the easiest to finance. We expect these assets to have sufficient monthly cash flow to cover all property expenses including monthly mortgage payment, property expenses, utilities, management costs, taxes, and other costs. We may, however, run into unforeseen circumstances such as a downturn in local economic conditions and adverse property conditions. We may also inadequately project rental potential for such properties and marketability of an individual property.

Of these, we look to acquire any of the following types of properties in the Northeast, upstate New York, Sourthern Vermont and Western Massachusetts.

Non-performing assets:

Those assets that we identify as “non-performing assets” are those properties that have little cash flow but have potential for great value increases so long as we add value in terms of rehab or management to the property.  We will seek properties with capitalization rates of no less than 8% capitalization upon stabilization. Capitalization Rate is defined as the ratio between the net operating income produced by an asset and its capital cost (the original price paid to buy the asset) or its current market value. It is calculated by dividing the net operating income by the purchase price of the property. We plan to “stabilize” distressed properties or non-performing assets by adding value through new management, rehab and repositioning through marketing. We will consider a property stabilized upon the completion of rehab and the entry of new tenants with 75% occupancy for three (3) consecutive months for a 4 unit property and 100% occupancy for three (3) consecutive months for 2 and 3 unit properties (see above Stable/Performing Assets above).

We believe that the company would be able to successfully purchase both types of properties as the Company can add value to non-performing assets to turn them into cash flowing properties.

These properties, however, may be difficult to finance with traditional bank financing. They may also be difficult to insure, rehab, and rent. These properties have a greater risk factor than those properties considered “stable.” We will most likely need to finance these properties with cash as opposed to traditional financing. Therefore, we may not be able to purchase such properties immediately.

Of these, we look to acquire any of the following types of properties in the Northeast, upstate New York, Sourthern Vermont and Western Massachusetts.

Quick turnover properties:

We may seek out properties that we can “flip” or purchase and sell in less than a year. We will only seek out properties which we believe we can resell for no less than a 20% gross margin. We will calculate this gross margin based on the following formula:

Anticipated sale price* - (Total purchase price + total renovation cost**)
Total purchase price

* The anticipated sales price will be determined based on comparable sales of similar properties (square footage, bedrooms, bathrooms, neighborhood, etc.) within a 15 mile radius of our purchased property.

** This is an estimated cost based on material and labor costs for any work performed.

Of these, we look to acquire any of the following types of properties in the Northeast, upstate New York, Sourthern Vermont and Western Massachusetts.

A.   Multifamily Units (2-4 units)

•	Positive cash flow of a minimum of 8.5% CAP rate (CAP Rate = ratio of the relationship between the net operating income and the sale price)

•	Debt service ratio of 1.250 (Debt Service Ratio = total of all debt on the property in relation to its total income. i.e. for every $1 of debt , we will require $1.250 of income to cover that debt.)

•	Metropolitan Statistic Area (MSA) of 100,000 people or more

Risks:  Economic downturn, massive layoffs, or corporate downsizing.  This is why we want to be near a metropolitan area with a well diversified workforce.

For financing purposes, multi-family housing of 5 units or more will be primarily purchased following Fannie Mae, Freddie Mac, or HUD industry guidelines for 5 or more units. Underwriting requirements under these guidelines may include:

•
The capacity of the borrower, or income from the underlying property, to adequately service principal and interest on the debt. Typically, banks will establish minimum "debt service coverage" ratios _ the number of times net operating income will cover annual debt service. While minimum ratio requirements will vary between banks and by type of project, they usually fall within the range of 1.05 to 1.5.

•	The value of the mortgaged property.

•	The overall creditworthiness of the borrower, including the demands of supporting other projects.

•	The "hard equity," in the form of cash or unencumbered equity in the property that is required to be invested by the borrower.

•	Whether, and to what extent, the bank will give any credit for appreciation in the value of previously purchased land for purposes of its minimum equity requirements.

•	Any secondary sources of repayment.

•	Any additional collateral or credit enhancements (such as guarantees, mortgage insurance, or take-out commitments).

The Company does not currently have any lending relationships in place.

Our risk factors may apply to cash flow in the following manor:

For example, for our future multifamily investments, in order to realize sufficient cash flow, we will need to rent individual units at a monthly rate that exceeds the monthly cost of management fees, mortgage payments, utilities, taxes, and other costs. We will also need to be able to actual collect such rents.

We do not intend on acquiring any properties from any related parties.

Planned Operations

We currently have little operations other than the preparation of this S-11 offering. The officers and directors, as described herein, have other, outside responsibilities which take up the majority of their working hours. None of our officers and directors are currently working full time for the Company. If our financial circumstances change, the working habits and dedication to the Company’s business plan on the part of our officers and directors too will change to meet the growing needs of our business. We anticipate upon the closing of this offering that our management can continue their outside responsibilities for a minimum of twelve (12) months while we carry out of plan of operations as outlined below.  Should our management feel additional employees are needed to balance their outside business activities and the day to day operations of the Company, they will seek to hire additional staff.

We currently are seeking out appropriate real estate purchasing opportunities that fit our current investment policies. We intend on placing “letters of intent” on those properties that we find appropriate. Purchase agreements may be contingent on the funding of this offering depending on the property and the offer and whether the seller will offer any carry-back financing. We anticipate that once the Company has completed this offering, it will take approximately three (3) months to identify one target acquistion property which fits the Company's parameters.  During this three month identification period, the Company will also seek out financing at a financial institution and attempt to obtain a prequalification letter of financing.  Once the target property has been identified and a pre-qualification letter has been provided by a financial institution, the Company will enter into a real estate purchase agreement and do all the necessary preliminary due diligence such as hiring a licensed home inspector to provide the Company with a report of the current property condition.  In this report, the Company will learn of any unforeseen problems with the property such as structural problems, water damage, potential for mold, condition of heating and cooling units, roof condition as well as other deferred maintenance items.  The Company anticipates having this completed within fifteen (15) days of entering into a real estate purchase agreement.  If, after this inspection, the target property will only require cosmetic work, then the Company will move forward with the real estate purchase agreement and financing.  The Company anticipates a period of sixty (60) to ninety (90) days to close and obtain title to the target property.  The Company cannot assure the first property identified will meet all the requirements for acquisition, and, if it does not, the Company will use the same process as outlined above to identify another target acquisition property.

Upon funding of the Company, all officers intend on fulfilling their respective roles. In the event that we are fully funded and operational, all of our officers and directors intend on dedicating full time to the Company. Outside business interest will be delegated to competent management to facilitate the shift in focus and direction.

If changes to our investment strategy are contemplated, we will file the proper 424(B) prospectus with the commission or Post Effective Amendment, whichever is more appropriate.

For our “value-added” properties, we will update old appliances, flooring, and paint to our multi-family acquisitions and provide other non-structural improvements such as outside landscaping and other features in order to attract tenants to all acquired properties. In the event that it is needed, we may also provide structural improvements such as new roofs, plumbing, and electrical. Improvements may also include updates and added features to the common area. Improvements will greatly depend on each property’s unique attributes. We currently have no management agreements in place with any outside vendors, affiliates or third parties. We currently expect that our officer will arrange all purchases, sales, leases, and maintenance of our properties until such date that we are in need of outside management. Our officer will be the sole decision maker when it comes to any purchase, management, and disposition decisions.

We will work to re-manage properties that are not performing well, by locating and contracting with credit worthy tenants (see “Marketing Plan”) and acting swiftly to evict those tenants that are not paying rent within the letter of the law. We will also make improvements to the property as listed above in order to attract more credit worthy tenants and higher or market value rents. We will also look to tenants that are willing to enter into yearlong leases in order to ensure a lower turnover ratio.

We intend on deriving income from rents and the sale of appreciated property. We hope that such income will sustain our activities enough so that we may leverage and purchase additional properties for additional income with eventually realizing a profit. We do not believe the proceeds of this offering will satisfy all of the goals of the company. The Company and Managers intend on conducting subsequent offerings or seeking out additional financing upon the close of this offering depending on the state of the company at the time.

Upon completion of our public offering, which may take up to 180 days, our specific goal is to identify and purchase a small, multi-family (2-4 units) real estate asset.  Our plan of operations and estimated costs are as follows:

1-3 Months:

•	Research suitable properties of 2-4 multi-family units using local real estate agent relationships and websites offering properties for sale such as Loopnet.com and Zillow.com.
•	Seek out financing and obtain a pre-qualification letter from a local banking institution
•	Provide a letter of intent for the purchase of a 2-4 unit property meeting our vacancy requirements (see Stable/Performing Assets on page 26) and our investment objectives.

Cost: $0.00

3-6 Months:

•	Enter into real estate purchase agreement on one property which meets our investment objectives. Legal fees $500.00
•
Complete all property due diligence, including review of current occupant's lease(s) and a home inspection, necessary within specified due diligence period as stated in the real estate purchase agreement.  $350.00

•	Complete financing and acquire property. Down-payment and closing costs approximately $25,000

Cost: $25,850

6-12 Months:

•	Complete any necessary maintenance as outlined by home inspection report and also any cosmetic work as determined by management to have the property ready for rental or sale. $10,000.00
•
Should the target property have a vacant unit during this time the Company will seek out qualified rental applicants using signage at the property and other online websites such as Craigslist or other free posting opportunities in local newspapers and online (see Marketing Plan below).

•
Payment of mortgage, property tax, school taxes, insurance, electricity, water, gas/heat and trash for six (6) months during renovations prior to seeking a tenant or in preparation of re-sale. Estimated $1,000/month.

Cost: $16,000

Total projected expenditure for the first 12 months: $41,850

Valuation

The capital raise in the offering would be partially used as allocated under the heading of professional fees paid to identify, obtain and resell properties.  Management believes that the values of properties have since dropped based on various market conditions due greatly to economic conditions impacting the location of where the target property may be located. Management believes today's fair market value in our target markets are less than what is owed on the target properties in order to qualify as a subject target acquisition.  We validate our research of Current Fair Market Value as derived from the engagement of independent third party licensed appraiser who's opinion as qualified third party, can render subjectively what the fair market value of a target property under current market conditions would be in an "as is" state as defined in the appraisal reports.  These qualified licensed appraisers will be retained to provide extensive evaluation appraisal reports as to "as is value" as of the date of the inspection which may or may not be fair market value based on the condition and marketability of the property not to exclude required renovations or upgrades to make the property more marketable, desirable, useful or improved to be competitive to similar like kind properties that may or may not be available at the time of acquisition as outlined in the independent appraisers professional opinion of value.  This document of value becomes an integral part of the acquisition and management will depend upon such reports as to more forward to acquire the target property or pass and not move forward.

Marketing Plan

We intend on using funds from our Working Capital as well as existing cash flow from properties to market properties in order to fill vacancies. Most importantly, we will utilize “free” listing services such as Craigslist.com in order to seek out new tenants. In the event we hire a property manager to manage a property as discussed herein, more likely than not, these marketing costs will not become an expense of the Company, but rather of the management company put in place. The Management Company will be paid as a percentage of the cash flow of the property.

We expect new tenants to be found via Craigslist, Apartments.com, flyers, newspaper advertisements, and the property’s website if one so exists.

Competition

We will face competition from other developers that are looking to implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition that may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or may realize a greater profit as they will be able to negotiate better purchasing terms.

Conflicts of Interest

Currently, there are no Conflicts of Interest that exist. To this end:

i)
Our officers or directors are not a general partner or an affiliate of the general partner in other investment entities (public and/or private) engaged in making similar investments or otherwise makes or arranges for similar investments.

ii)	Our officers and directors do not have the authority to invest the Company’s funds in other entities in which our officer or an affiliate has an interest.

iii)	No properties in which our officers or our affiliates have an interest are bought from or properties are sold to officers or our affiliates or entities in which they have an interest.

iv)	Our officers and affiliates do not own or have an interest in properties adjacent to those to be purchased and developed by the Company.

v)	There are no affiliates of the Company who act as underwriters, real estate brokers or managers for the partnership, act in such capacities for other partnerships or entities.

vi)	No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

vii)
No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

viii)	The compensation plan for the officer currently does not create a conflict between the interests of the officers and that of the Company.

Our officers and directors have resolved that officers and directors of the Company may not purchase, sell, pledge, or place under contract any property that fits the investment policies of the Company without first allowing the Company first right of refusal on such property. Violation of this policy will result in immediate termination of the offending officer or director.

Upon financial stability of the Company, all officers and directors intend on dedicating 100% of their professional time to the Company and its operations, thus eliminating all of the abovementioned conflicts.

Employees

We are a development stage company and currently have three officers and two directors who currently do not receive compensation. For their experience, please see “Director, Executive Officers, Promoters and Control Persons.” Each officer will carry out a specific business role for the Company. Our officers have provided the working capital to cover our initial expense in exchange for shares in the Company at par value. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Mr. Dipendra Singh and Mr. Kurt D. Benedict are spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors and working with our counsel in preparation of our S-11 registration statement.

Mr. Kurt D. Benedict and Mr. James M. Male are developing our business plan and researching investment opportunities and possible property acquisitions.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Real Estate Holdings, Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Global Real Estate Holdings, Inc. (the "Company") as of December 31, 2012, and the related statement of operations, changes in stockholders’ equity and cash flows for the period from May 4, 2012 (Inception) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and the results of its operations and its cash flows for the period from May 4, 2012 (Inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3, the Company has had no revenues since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in the financial statements, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

March 7, 2013

Audited Financial Statements as of December 31, 2012

Global Real Estate Holdings, Inc.
(A Development Stage Company)
Balance Sheet

December 31,
2012
ASSETS
Current Assets
Cash	$6,000
Total Current Assets	6,000

TOTAL ASSETS	$6,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	$-

Total Current Liabilities	-
TOTAL LIABILITIES	-

Stockholders' Equity
Common stock: 75,000,000 authorized; $0.001 par value
6,000,000 shares issued and outstanding	6,000
Accumulated deficit during development stage	-
Total Stockholders' Equity	6,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,000

The accompanying notes are an integral part of the financial statements.

Global Real Estate Holdings, Inc.
(A Development Stage Company)
Statements of Operations

May 4, 2012
(inception) through
December 31, 2012

Revenues	$-

Operating Expenses
Administrative expenses	-
Total operating expenses	-

Net loss from operations	-

Income taxes	-

Net Loss	$-

Basic and diluted loss per share	$(0.00)

Weighted average number of shares outstanding	6,000,000

The accompanying notes are an integral part of the financial statements.

Global Real Estate Holding, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance as of May 4, 2012 (Inception)	-	$-	$-	$-	$-

Common shares issued:
Cash, from founder, July 1, 2012 at par value of $0.001	3,000,000	3,000	-	-	3,000
Cash, from founder, July 1, 2012 at par value of $0.001	2,000,000	2,000	-	-	2,000
Cash, from officer, July 1, 2012 at par value of $0.001	1,000,000	1,000	-	-	1,000
Net Loss	-	-	-	-	-

Balance, December 31, 2012	6,000,000	$6,000	$-	$-	$6,000

The accompanying notes are an integral part of the financial statements.

Global Real Estate Holding, Inc.
(A Development Stage Company)
Statement of Cash Flows

May 4, 2012
(inception) through
December 31, 2012

OPERATING ACTIVITIES:
Net loss	$-
Adjustment to reconcile net loss to net
cash provided by operations:
Increase in other current asset	-
Changes in assets and liabilities:	-
Net Cash Used in Operating Activities	-

FINANCING ACTIVITIES:
Issuance of common stock	6,000
Net Cash Provided by Financing Activates	6,000

Net increase in cash and cash equivalents	6,000
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$6,000
Supplemental disclosures of cash flow information
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of the financial statements.

Global Real Estate Holdings, Inc.
(A Development Stage Company)
Notes to the Financial Statements
As of December 31, 2012 (audited)

NOTE 1–  NATRURE OF OPERATIONS

Global Real Estate Holdings, Inc. (“GREH” or the “Company”) was incorporated in the State of Nevada on May 4, 2012 and has been inactive since its inception.  The Company intends to invest in multi-family residential properties. The Company will purchase, manage, and dispose of revenue producing real estate assets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The provision of income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where the differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Net Loss per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

Development Stage Company

The Company is a development stage company, as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  The Company’s planned principal operations have not fully commenced.  Organizational and offering costs are, and will be, expensed as and when they are incurred.

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.  There can be no assurance that the Company will be successful in order to continue as a going concern.

As of December 31, 2012, the Company had issued 6,000,000 shares to its officers and directors at $0.001 per share for net funds to the Company of $6,000.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of December 31, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

On July 1, 2012, an officer and director of the Company was issued 3,000,000 shares of the common stock for cash at $0.001 per share for $3,000.

On July 1, 2012, an officer and director of the Company was issued 2,000,000 shares of the common stock for cash at $0.001 per share for $2,000.

On July 1, 2012, an officer of the Company was issued 1,000,000 shares of the common stock for cash at $0.001 per share for $1,000.

NOTE 5 – INCOME TAXES

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

NOTE 6 – THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

FASB ASC 105-10, Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 165, Subsequent Events (“SFAS 165”), issued May 28, 2009), which establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  FASB ASC 105-10 (SFAS 165) is effective for interim or annual financial periods ending after June 15, 2009.  The adoption of FASB ASC 105-10 (SFAS 165) did not have a material effect on the company’s financial position or results of operations.  The Company evaluates subsequent events through the date the accompanying financial statements were issued, which was March 22, 2010.

FASB ASC 105-10-65, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”), issued June 2009), establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10-65 (SFAS 168) did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events).  ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued.  ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

NOTE 7 – CONTINGENCIES

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through March 19, 2013, the date the financial statements were available to be issued, and has determined that there are no further events to disclose.

Global Real Estate Holdings, Inc.
(A Development Stage Company)
Condensed Balance Sheets

	June 30,	December 31,
	2013	2012
ASSETS	(unaudited)	(audited)
Current Assets
Cash	$1,515	$6,000
Total Current Assets	1,515	6,000

TOTAL ASSETS	1,515	6,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	-	-
Total Current Liabilities	-	-
TOTAL LIABILITIES	-	-

Stockholders' Equity
Common stock: 75,000,000 authorized; $0.001 par value
6,000,000 shares issued and outstanding	6,000	6,000
Accumulated deficit during development stage	(4,485)	-
Total Stockholders' Equity	1,515	6,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,515	$6,000

The accompanying notes are an integral part of these unaudited condensed financial statements

Global Real Estate Holdings, Inc.
(A Development Stage Company)
Condensed Statements of Operations

	For the Three	Form the May 4, 2012	For the Six	For the Six	May 4, 2012
	Months Ended	(inception) through	Months Ended	Months Ended	(inception) through
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012	June 30, 2013

Revenues	$-	$-	$-	$-	$-

Operating Expenses
General and administrative expenses	1,030	-	1,030	-	1,030
Professional fees	1,313	-	3,393	-	3,393
Bank fees	32	-	62	-	62
Total operating expenses	2,375	-	4,485	-	4,485

Net loss from operations	(2,375)	-	(4,485)	-	(4,485)

Income taxes	-	-	-	-	-

Net Loss	$(2,375)	$-	$(4,485)	$-	$(4,485)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average number of shares outstanding	6,000,000	6,000,000	6,000,000	6,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements

Global Real Estate Holding, Inc.
(A Development Stage Company)
Unaudited Condensed Statements of Stockholders' Equity

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance as of May 4, 2012 (Inception)	-	$-	$-	$-	$-

Common shares issued:
Cash, from founder, at par value of $0.001	3,000,000	3,000	-	-	3,000
Cash, from founder, at par value of $0.001	2,000,000	2,000	-	-	2,000
Cash, from officer, at par value of $0.001	1,000,000	1,000	-	-	1,000
Net Loss	-	-	-	-	-

Balance, December 31, 2012 (audited)	6,000,000	$6,000	$-	$-	$6,000

Net Loss	-	-	-	(4,485)	(4,485)

Balance as of June 30, 2013	6,000,000	$6,000	$-	$(4,485)	$1,515

The accompanying notes are an integral part of these unaudited condensed financial statements

Global Real Estate Holding, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows

	For the Six Months	May 4, 2012		May 4, 2012
	Ended	(inception) through		(inception) through
	June 30, 2013	June 30, 2012		June 30, 2013

OPERATING ACTIVITIES:
Net loss	$(4,485)	$		$(4,485)
Adjustment to reconcile net loss to net
cash used in operations -	-		-	-
Net Cash Used in Operating Activities	(4,485)		-	(4,485)

FINANCING ACTIVITIES:
Issuance of common stock	-		-	6,000
Net Cash Provided by Financing Activates	-		-	6,000

Net increase (decrease) in cash	(4,485)			6,000
Cash, beginning of period	6,000		-	-
Cash, end of period	$1,515	$		$6,000

Supplemental disclosures of cash flow information
Cash paid for interest	$-	$		$-
Cash paid for taxes	$-	$		$-

The accompanying notes are an integral part of these unaudited condensed financial statements

Global Real Estate Holdings, Inc.
(A Development Stage Company)
Notes to the Unaudited Condensed Financial Statements
For the Six Months Ended
June 30, 2013

NOTE 1 – NATURE OF OPERATIONS

Global Real Estate Holdings, Inc. (“GREH” or the “Company”) was incorporated in the State of Nevada on May 4, 2012 and has been inactive since its inception.  The Company intends to invest in multi-family residential properties. The Company will purchase, manage, and dispose of revenue producing real estate assets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Theunaudited condensed financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the condensed financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. As of June 30, 2013, the Company has no cash equivalents.

Income Taxes

The provision of income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the condensed financial statements.

Net Loss per Share

The basic loss per share is calculated by dividing the Company’s netloss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share isthe same as basic loss per share due to the anti-dilutive effect in a net loss position.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Development Stage Company

The Company is a development stage company, as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  The Company’s planned principal operations have not fully commenced.  Organizational costs are, expensed as incurred.

NOTE 3 – GOING CONCERN

The Company’s unaudited condensed financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company does not have a source of revenue sufficient to cover its operatingcosts which raise substantial doubt regarding its ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan.  There can be no assurance that the Company will be successful in order to continue as a going concern.

These condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

On July 1, 2012, an officer and director of the Companywas issued 3,000,000 shares of the common stock forcash at $0.001 per share for $3,000.

On July 1, 2012, an officer and director of the Companywas issued 2,000,000 shares of the common stock forcash at $0.001 per share for $2,000.

On July 1, 2012, an officer of the Company was issued 1,000,000 shares of the common stock for cash at $0.001 per share for $1,000.

For the six months ended June 30, 2013, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – INCOME TAXES

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results  from  the net  change  during  the  year of  deferred  tax  assets  and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.No provision was made for Federal income tax as of June 30, 2013.

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

NOTE 6 – THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The Company is evaluating the effect, if any; the adoption of ASU 2013-02 will have on its condensed financial statements.

In April 2013, the FASB issued ASU No. 2013-07, “Presentation of Financial Statements” (Topic 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard are effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 7 – SUBSEQUENT EVENTS

On October 30, 2013, the Company received $1,000.00 in the form of a note payable from the President to be used for working capital.  The note bears no interest and is due on demand.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Global Real Estate Holdings, Inc. is a development stage company incorporated in the State of Nevada in May of 2012. We were formed to engage in the business of real estate acquisition, development, and management. We currently do not maintain a website but may do so in the future.

Since our inception on May 4, 2012 to the six months ended June 30, 2013 we have not generated any revenues and have incurred a net loss of $4,485 from inception to June 30, 2013. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from property revenue will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

In the event we are only able to sell a fraction of this offering, we still believe we will be able to scale our operations successfully by locating appropriate sources of capital for our real estate acquisitions such as bank financing. We will also only seek properties that we believe we can afford and effectively manage. We may also look to our officers to loan additional capital to the company to insure proper acquisitions so that the company may be successful.

We understand a lack of capital will limit our abilities to purchase multiple properties or be able to even purchase the most profitable and lucrative properties. Also, we understand that with the lack of capital comes a lack of negotiating leverage with real estate deals. Therefore, in the event we are unable to obtain sufficient capital, we may not realize the most lucrative real estate deals.

Results of Operations

For the period ended December 31, 2012

There were no revenues for the period ended December 31, 2012. Expenses for the period ended December 31 , 2012 were $0.

For the six month period ended June 30, 2013

There were no revenues for the period ended June 30, 2013. Expenses for the period ended June 30, 2013 were $4,485.

Liquidity and Capital Resources

The Company had $1,515 in unrestricted cash as of June 30, 2013. The unrestricted cash was originally received from the sale of stock to our officers and directors for a total of $6,000. Please see “Management’s Discussion and Analysis” for more information regarding our sources of cash. The investigation of prospective financing candidates involves the expenditure of capital. The Company will likely have to look to our officers or to third parties for additional capital. There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses. We will also seek to finance the purchase of real properties with bank financing that may be available.

Our officers may provide additional cash needed for operations, including any additional cash needed for this Offering. The Officers intend to lend the Company additional capital to pay any accounts payable and cover additional costs, if any, related to this Offering. Should capital be required in addition to our current cash on hand for our operations or this Offering, our officers may lend the cash needed for operating costs through the issuance of a note payable to the officer or officers providing additional funds. We estimate our operating costs over the next 12 months to be around $6,000. This amount includes annual and quarterly accounting/audit fees, legal fees and other general business expenses related to keeping the Company in current standing with the Nevada Secretary of State.

In the event that we are unable to raise a substantial amount of the proceeds through this offering, our officers and directors will lend the cash needed for operating costs or will seek out alternative sources of financing, such as financing from both traditional sources such as a bank, and then hard money loans for the down payments required on properties. We currently do not have any relationships with any financial institutions and currently have no financing in place. We are basing this belief on the past relationships of the officers and directors with banks such as Chase Bank and Bank of America and in accordance with their financing terms as expressed on their respective websites.

We are also basing our belief on the availability of financing based on the personal credit history of our officers and directors, the lending policies set forth by HUD and Fannie Mae, and the ability of a property’s individual income and expense sheet to give us the ability to obtain financing.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity. As of June 30, 2013, we have issued 6,000,000 shares of our common stock to our three officers and two directors, in exchange for cash of $6,000.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The Board of Directors may direct the Company to do the following things:

(a)	Issue preferred stock which may have preferred rights and privileges that are senior to the common stock holders.

(b)	To borrow money for the purchase of properties.

(c)	Make loans to other persons in exchange for a note payable due to the Company

(d)	To invest in securities of other issuers for the purpose of exercising control in event that such investment will benefit the Company.

(e)	To underwrite securities of other issuers.

(f)	To engage in the purchase and sale (or turnover) of investments, specifically real property.

(g)	To offer securities in exchange for property in the event that such an exchange will benefit the Company.

(h)	To repurchase or otherwise reacquire its shares or other securities.

(i)	To make annual or other reports to security holders, indicating the nature and scope of such reports and whether they will contain financial statements certified by independent public accountants.

We have not participated in any of these activities to date and currently do not have any policies regarding any of the abovementioned activities except that such activities must be approved by a majority of the Board of Directors and the Board of Directors has the authority to carry out such activities.

INVESTMENT POLICIES OF REGISTRANT

In all types of investment, our policies may be changed by our directors without a vote of security holders. Typically, unanimous approval of all directors will be necessary, however if a director is unavailable for voting after being given eight (8) hours to respond (communication via email and voicemail), the unanimous vote of all other available directors will be acceptable, with a minimum of three voting members present and in unanimous agreement. The maximum percentage of assets which may be invested in any asset is 75% of the total funds unless unanimous vote of directors overrides this percentage as in our initial phases, it will be impossible to invest under our 75% threshold. The procedure for any investment will be a complete analysis of the particular investment and then unanimous vote of the directors.

(a) Investments in real estate or interests in real estate.

We will seek out multi-family properties, retail shopping and office buildings primarily in the Northeastern United States. Although we will be seeking out properties that provide capital appreciation, we will most likely purchase properties primarily for income and cash flow from rental income. We expect to finance our properties with up to 75% loan to value ratio with traditional bank financing, but will not be limited by the amount of leverage or the number of liens that we use. Upon stabilization of our  long term properties (See “Description of Business”), we will hire appropriate, local, vetted management to manage properties for up to 5% of the gross revenues of the property.

We will look to invest in both short term and long term properties depending on the size, location, rehab costs, and cash flow of the property.

As market conditions change, our policies will be evaluated and updated as necessary to safeguard shareholder equity and increase shareholder value.

FACILITIES

We currently maintain an office at 125 Wolf Road, Suite 123, Albany, NY. We have no monthly rent, nor do we accrue any expense for monthly rent. Our President and CEO provides us with office space at his business address as needed.  We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than tour officers to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 1, 2012 one officer and director received 2,000,000 shares of common stock each, at a price of $0.001 per share.  One officer and director received 2,000,000 shares of common stock at a price of $0.001 per share.  One officer received 1,000,000 shares of common stock at a price of $0.001 per share.  All of these shares are in exchange for cash. All shareholders have voting and investment control over the shares entitled to them.

Name of Shareholder	Number Of Shares

Dipendra K. Singh, CEO, President and Chairman	3,000,000
Kurt D. Benedict, CFO, Treasurer and Director	2,000,000
James M. Male, Secretary	1,000,000

TOTAL SHARES	6,000,000

Our officers and directors currently shareholders, as a group, represent a controlling interest in the Company, and therefore, may establish certain rights and privileges that will benefit them. Our officers may, in the future, establish compensation for themselves or for other employees of the Company. Furthermore, after the effect of the sale of all the shares offered herein, the officers may continue to control the Company.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to officers or directors concerning certain transactions is as follows:

(a) No officer or director may have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest.

There are currently no provisions in any of the Company's governing instruments that limit transactions between the Company and any director, officer, security holder or affiliate of the company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements; do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of officers and directors from inception (May 4, 2012) to June 30, 2013.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options
Dipendra K. Singh, CEO,	2013	$-0-	-0-	-0-	-0-	-0-
President and Chairman	2012	$-0-	-0-	-0-	-0-	-0-
Kurt D. Benedict, CFO,	2013	$-0-	-0-	-0-	-0-	-0-
Treasurer, and Director	2012	$-0-	-0-	-0-	-0-	-0-
James M. Male,	2013	$-0-	-0-	-0-	-0-	-0-
Secretary	2012	$-0-	-0-	-0-	-0-	-0-

Our officers and directors have not received any monetary compensation or salary since the inception of the Company. Our officers and directors have agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Global Real Estate Holdings, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses not to exceed $100.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Global Real Estate Holdings, Inc. did not grant any stock options to the executive officer during the most recent fiscal period ended June 30, 2013. Global Real Estate Holdings, Inc. has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Our officers and directors have agreed to provide services to us without compensation until such time as either appropriately funded and/or we have earnings from our revenue.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of two members.  Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner they reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which they are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The Company has not identified a transfer agent as of the date of this registration statement and currently acts as its own transfer agent.  The Company may elect to identify a transfer agent in the future.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 8,000,000 of common stock. Of these shares, 2,000,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 2,000,000 shares will be sold. Our officers and directors will not be purchasing shares in this offering. The remaining 6,000,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates and as restricted by a lock-up agreement.

Prospectus
_______________________

Global Real Estate Holdings, Inc
125 Wolf Road, Suite 123
Albany, NY 12205

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$25.00
Printing fees	300.00
Legal fees and expenses	5,000.00
Accounting fees and expenses	2,500.00
Total	$7,825.00

SALES TO SPECIAL PARTIES

One of our Officers and Directors received 3,000,000 shares of stock at a price of $0.001 per share in exchange for cash.  One Officer and Director received 2,000,000 shares of stock at a price of $0.001 per share in exchange for cash.  One Officer received 1,000,000 shares of stock at a price of $0.001 per share in exchange for cash.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

On July 1, 2012, one our officers and directors was issued 3,000,000 shares of restricted common stock in exchange for $3,000 cash, one of our officers and directors was issued 2,000,000 shares of restricted common stock in exchange for $2,000 cash, one of our officers was issued 1,000,000 shares of restricted common stock in exchange for $1,000 cash . All of this cash is being used for startup expenses. This was a price of $0.001 per share. All investors were either financially sophisticated or accredited and all had access to information regarding the company.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Name of Shareholder(1)	Number Of Shares	Aggregate Price
Dipendra Singh	3,000,000	$3,000
Kurt D. Benedict	2,000,000	$2,000
James M. Male	1,000,000	$1,000
TOTAL	6,000,000	$6,000

The shareholders listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

The offering did not involve integration with other offerings. The sale of the securities herein discussed involved a single, discrete offering and were not subject to integration with any other offers or sales, whether registered under the Act or otherwise exempt from the registration requirements of the Act.

The shareholders have agreed to resale limitations. Thereby, the securities herein discussed are "restricted securities" as defined in Rule 144. Any re-sales of securities issued pursuant to this section must be in compliance with the registration requirements of the Act or an exemption from those requirements. Ninety days (90) after the Company becomes subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, securities issued under this section may be resold by persons who are not affiliates (as defined in Rule 144) in reliance on Rule 144, without compliance with paragraphs (c), (d), (e) and (h) of Rule 144, and by affiliates without compliance with paragraph (d) of Rule 144.

EXHIBITS INDEX

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

3.1	Certificate of Incorporation *

3.1.2	Certificate of Amendment to Articles of Incorporation *

3.1.3	Certificate of Amendment to Articles of Incorporation

3.2	By-Laws *

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality *

23.1	Consent of Anton & Chia, LLP

23.2	Consent of Counsel Incorporated by reference, 5.1 *

99.1	Subscription Agreement *

* Incorporated by reference to the Registrant's Form S-11 (File No. 333-187436), filed with the Commission on March 22, 2013.

Item 28. Undertakings.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on our behalf by the undersigned, in Albany, NY on November 8, 2013.

Global Real Estate Holdings, Inc.

By:	/s/ Dipendra Singh
Dipendra Singh,
Chief Executive Officer and President

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Dipendra Singh	Chief Executive Officer, President and Chairman of the Board	November 8, 2013
Dipendra Singh

/s/ Kurt D. Benedict	Chief Financial Officer, Treasurer and Director	November 8, 2013
Kurt D. Benedict	(Principal Accounting Officer)

/s/ James M. Male	Secretary	November 8, 2013
James M. Male

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

EXHIBITS
TO

REGISTRATION STATEMENT
ON FORM S-11

UNDER
THE SECURITIES ACT OF 1933

Global Real Estate Holdings, Inc.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

3.1	Certificate of Incorporation	Previously Filed

3.1.2	Certificate of Amendment to Articles of Incorporation	Previously Filed

3.1.3	Certificate of Amendment to Articles of Incorporation	Filed herewith

3.2	By-Laws	Previously Filed

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Previously Filed

23.1	Consent of Anton & Chia, LLP	Filed herewith

23.2	Consent of Counsel	Incorporated by reference, 5.1

99.1	Subscription Agreement	Previously Filed